SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: March 7, 2017

DALA PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-10171	80-0000245
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

328 Barry Avenue South #210, Wayzata, Minnesota 55391

(Address of Principal Executive Offices, Including Zip Code)

(952) 479-1923

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 7, 2017, Mr. Mark Perman announced to the Board of Directors his intention to resign from all positions with the Company, namely, Chief Executive Officer, Chief Financial Officer, and as a member of the Board of Directors.  His decision to resign is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Perman’s letter of resignation is included herewith as Exhibit 17.1

On March 7, 2017, the Board of Directors appointed Mr. Thomas J. Stauber as Chief Executive Officer, Chief Financial Officer, and to the Board of Directors.

Mr. Stauber, age 57, has been the owner and president of Edwards Sales Corp. since 1985. The sales agency represents manufacturers of construction products. Mr. Stauber is also the owner and president of Chaska Chan Holdings LLC, a business that acquires and develops commercial properties and C.H. Acquisitions LLC, a business that acquires and develops residential properties. He graduated with a BS in Psychology from the Univiersity of Minnesota-Duluth in 1984.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Exhibits

17.1

Letter of Resignation of Mark Perman, dated March 7, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DALA PETROLEUM CORP.

Date: March 15, 2017	By:	/s/ Thomas J. Stauber
Thomas J. Stauber
Chief Executive Officer, Chief Financial Officer, and Director